Exhibit 10.31

CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD PIERCOT 35 - 4000 LIEGE- BELGIQUE

copy for the borrowers

Standardised summary information document

CKZ
C13-6683555-84

Credit application
001

While we do our utmost to ensure this summary document accurately reflects the main provisions of your credit contract, the contract will prevail in the event of any discrepancies between the two.

Lender	CBC Banque NV - Grote Markt 5, 1000 Brussels VAT BE 0403.211.380 - RLP Brussels - FSMA O17588A
New credit	CBC Investment Credit 728-1725202-95
Main features	- You are borrowing a fixed amount for a fixed period and will repay everything according to an agreed schedule.
Term	- 84 every month equal repayments
Credit amount	275 000,00 EUR
Interest rate	- l,27000% per year on the outstanding principal - fixed for the entire term
Charges related to the credit 1	- commitment fee: 0,15000% per month on the amount that has not yet been drawn down Number of months exempt from payment: 1
Availability	- based on proof of investment with regard to acquisition of financial participation - drawdown period: 3 month(s)
Early repayment fee

reinvestment fee: 6 monthly interest calculated on the amount repaid early at the interest rate of this credit applying at the time of repayrnent.

This fee is not charged if repayment in full or in part coincides with an interest-rate-review date.

General charges	credit origination fee: 0,00 EUR for this credit application handling fee: every three months 20,00 EUR for your credit facility
New security (personal and real) 2	The deed of pledge of 100 shares of the SPRL INGEST

CBC Banque, SA – Grand Place 5 – 1000 Brussels – Belgium

VAT BE 0403.211.380 – RLP Brussels – IBAN BE37 7289 0006 2028 – BIC CREGBBEBB

Member of the KBC group

C13-6683555-84/001/250/005	11-07-2017	002357	1/2

CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD l’IERCOT 35 - 4000 LIEGE – BELGIQUE

Tender withdrawal period (validity period)	If the bank does not receive a credit contract signed by the borrowers before 12-07-2017, this summary information document will be considered null and void.

1. These are all of the standard charges related to the conclusion and normal performance of the credit contract that may be charged by and which are payable to the lender. These charges do not include the charges attendant on changes to or termination of the credit, or any other costs charged by third-parties (e.g. registration duties payable on the establishment of security, etc.)

2 This does not apply to existing security.

C13-6683555-84/001/250/005	11-07-2017	002357	2/2

CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD PIERCOT 35 - 4000 LIEGE - BELGIQUE

Credit contract

CKZ
C13-6683555-84

Credit application
001

NEXEON MEDSYSTEMS BELGIUM SPRL at 4102 OUGREE, R. DU BOIS SAINT-JEAN 15/1, established on 27-03-2013, entered in the Register of Legal Persons under number CBE 0525.673.682, hereinafter referred to as ‘the borrowers’, even if there is only one, and the naamloze vennootschap (company with limited liability) CBC Banque, office at 5 Grote Markt, 1000 Brussels. CBC Banque was incorporated as Credit General de Belgique on the ninth of January nineteen hundred and fifty-eight by deed executed before Maitre Theodore TAYMANS and Maitre Jean-Pierre JACOBS, notaries-public at BRUSSELS, published in the Appendices to the Belgian Official Gazette of the thirty-first of January nineteen hundred and fifty-eight under number 2.106, and of the ninth of February nineteen hundred and fifty-eight under number 2.755 bis. VAT Register under number BE 403.211.380, Brussels RLP.

Upon an earlier amendment on the third of June nineteen hundred and ninety-eight, likewise by deed executed before Maitre Benedikt VAN DER VORST, the general meeting had resolved to increase capital consequent on the contribution by KBC Bank NV of all the assets and liabilities belonging to the CERA companies in Wallonia, and to change the name of the company from Credit General S.A. de Banque to CBC Banque.

hereinafter referred to as ‘the bank’, have reached agreement as follows:

article 1

The bank hereby grants a credit facility in the amount of 275 000,00 EUR, with reference number C13-6683555-84. This credit facility will be subject to the General Credit Terms and Conditions of 03-11-2014 given to the borrowers.

article 2

This credit facility may be drawn down as follows.

The rates and charges are either set out below next to the form of credit concerned, or they will be agreed verbally upon each drawdown and subsequently confirmed by letter or statement of account.

CBC Banque, SA – Grand Place 5 – 1000 Brussels – Belgium

VAT BE 0403.211.380 – RLP Brussels – IBAN BE37 7289 0006 2028 – BIC CREGBBEBB

Member of the KBC group

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CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD PIERCOT 35 - 4000 LIEGE - BELGIQUE

CBC Investment Credit in the amount of 275 000,00 EUR, with reference number 728-1725202-95.

The borrowers will use this credit to finance the following investment: acquisition of financial participation.

The borrowers must draw the credit down within a period of 3 month(s). This period will start to run when this credit contract is signed.

A commitment fee of 0,15000% per month will be charged on the undrawn amount. However, the bank will waive this fee for the first month.

The repayment of this credit will start 1 month(s) after the first drawdown and must be made in 84 equal monthly instalments, including interest due.

On each principal due date, interest of 1,27000% per annum is due on the outstanding principal. This credit will have a fixed rate of interest for its entire duration.

article 3

To secure all their commitments towards the bank, the borrowers will establish the following new security (or have it established):

The deed of pledge of 100 registered securities of the SPRL INGEST (CBE 0887.481.407).

article 4

The following has been agreed for all of the borrowers’ commitments towards the bank. If these covenants are not complied with, the bank may - after informing the borrowers accordingly in writing - increase all rates applying to the credit and its various forms of utilisation. This does not prejudice what is stipulated in the General Credit Terms and Conditions regarding suspension and termination of the forms of credit and of the credit facility.

-	before the credit relating to the investment project may be drawn on, own funds of at least 725 000,00 EUR must be used.

-	100 % of the shares of the SA MEDI-LINE (CSE 0452.084.633) belonging to the borrowers will not be alienated, mortgaged or encumbered with a power of attorney (mandate) to that end, without the prior written consent of the bank. This shares shall therefore remain free and unencumbered.

article 5

The new credit or increases in credit granted via this credit contract may only be drawn on after the following documents have been remitted to the bank:

-	the proof that the own funds were used

-	the signed acquisition contract

-	the proof that a note will be made of this pledge in the register kept by the SPRL INGEST.

article 6

Loan origination charges

The bank charges a loan origination fee of 500,00 EUR for processing a credit application. Exceptionally, the bank will not charge a loan origination fee for this credit application.

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CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD PIERCOT 35 - 4000 LIEGE - BELGIQUE

Administrative fee

At the start of each quarter, the bank will charge a fee of 20,00 EUR for handling this credit facility. The bank may change this amount, pursuant to Article 6 of the General Credit Terms and Conditions.

article 7

This contract has been drawn up using the information available to the bank on 10-07-2017.

If the bank does not receive a copy signed by the borrowers before 12-07-2017, it reserves the right to consider this contract null and void.

The new security must also be signed before this date. Any new security established via a notary-public must be signed no later than 2 months after this credit contract has been signed.

The bank and the borrowers agree that the borrowers may validly instruct the bank by fax or e-mail to pay out (in full or in part) the credit amount. Payment may be made solely to the borrower account after all the terms and conditions for drawing down the credit have been met. The borrowers acknowledge that instructions sent by fax or e-mail will have the same probative force as any instructions written and signed by them. The borrowers accept that they themselves will bear any and all prejudicial consequences arising from fraud, mistakes, lack of authorisation or delays, unless they can provide proof of serious error, intent or fraud on the part of the bank or its employees.

In the event of a new credit facility, the borrowers acknowledge having received ‘the Overview of credit products for businesses’, a copy of which is appended to the credit contract, and the ’Standardised summary information document’, prior to signing this credit contract.

This credit facility will be subject to the General Credit Terms and Conditions of 03-11-2014 given to the borrowers. The borrowers declare that they have read and to be bound by these terms and conditions.

Signed in duplicate al ___________________________________ on _____ /____ /____

the bank	signature, branch	the borrowers

If the borrower is a legal please state the name Job title of the signatory.

/s/ Tine Huyleboroeck	/s/ William Rosellini
Tine Huyleboroeck	William Rosellini
Adm. Officer, Commercial Credit	CEO

Stamp duty of 0,15 euros received and paid on declaration by CBC Banque NV.

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